THIRD AMENDMENT TO CREDIT AGREEMENT,
WAIVER, CONSENT AND FORBEARANCE AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT, WAIVER, CONSENT AND FORBEARANCE AGREEMENT (this “Amendment”), dated as of June 20, 2006, is entered into by and among the Lenders signatory hereto, WELLS FARGO FOOTHILL, INC., a California corporation, in its capacity as agent for the Lenders and Bank Product Providers (in such capacity “Agent”). PCA LLC, a Delaware limited liability company (“PCA”). each of PCA’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with PCA, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”). Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.
RECITALS
     A. The Lenders signatory thereto, Agent, Borrowers and Parent Guarantor have previously entered into that certain Credit Agreement dated July 15, 2005, as amended by that certain First Amendment to Credit Agreement, dated August 11, 2005, by and among the Agent, the Borrowers and the Lenders signatory thereto and that certain Second Amendment to Credit Agreement, dated December 5, 2005 , by and among the Agent, the Borrowers and the Lenders signatory thereto (as amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers and Parent Guarantor, among others, has guaranteed such obligations.
     B. Borrowers have failed to deliver to Agent consolidated and consolidating financial statements of Parent Guarantor and its Subsidiaries for their fiscal year ended January 29, 2006 as set forth in Schedule 5.3(c) of the Credit Agreement (the “Reporting Event of Default”) and have advised Agent that such financial statements will be delivered with a “going concern” qualification (the “Anticipated Qualification Event of Default” and together with the Reporting Event of Default, the “Financial Statement Defaults”). Borrowers have requested that Agent and the Lenders waive the Financial Statement Defaults.
     C. Borrowers have failed, after the expiration of a thirty-day grace period, to make an interest payment (the “Goldman Payment”) due June 14, 2006 (the “Goldman Event of Default”) to GS Mezzanine Partners II, L.P. and GS Mezzanine Partners II Offshore, L.P. (collectively, “Goldman”) in respect of the 13 3/4% Senior Subordinated Notes Due 2010 issued by PCA and guaranteed by certain of the Credit Parties pursuant to that certain Purchase Agreement, dated as of June 27, 2002 among PCA, Parent Guarantor (as successor in interest to PCA International Inc., a North Carolina corporation), the Credit Parties named therein, Goldman, and the purchasers named therein (as amended, modified and supplemented from time to time, the “Goldman Purchase Agreement”). Borrowers have requested that Agent and the Lenders forbear from exercising any remedies under the Loan Documents with respect to the Goldman Event of Default in order to allow Borrowers to obtain from Goldman a postponement of the Goldman Payment and waiver of all events of default arising under the Goldman Purchase Agreement as a result of the failure to timely make the Goldman Payment (any document effecting such a postponement and waiver being the “Goldman Amendment”).
     D. Pursuant to the terms of the Agfa Contract, Agfa has agreed to forbear (the “Agfa Forbearance”) from exercising its rights and remedies with respect to outstanding amounts owed to Agfa (the “Agfa Indebtedness”) by the Borrowers until June 15, 2006 pending the implementation of a new sales contract between Agfa and the Borrowers. Borrowers have not and do not anticipate implementing such a contract and have not made payment on the Agfa Indebtedness which event gives Agfa the right to institute action against the Credit Parties to the extent not prohibited by the Agfa Subordination Agreement. Borrowers have informed Agent that they intend to make arrangements with Agfa to reinstate the Agfa Forbearance.
     E. Borrowers have requested that Agent and the Lenders amend the definition of Consolidated EBITDA in the Credit Agreement on the terms and conditions set forth herein.

     F. Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of the Lender Group’s rights or remedies as set forth in the Credit Agreement or any other Loan Document is being waived or modified by the terms of this Amendment.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Amendments to Credit Agreement.
          (a) Clause (ii)(E) of the definition of “Consolidated EBITDA” in Schedule 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
               “(E) during periods prior to July 30, 2006, Consolidated Non-Cash Charges of up to $2,320,000 in the aggregate at any time reported during such periods, minus (or plus),”
          (b) Section 11 of the Credit Agreement is hereby amended by replacing the notice party Morrison & Foerster LLP appearing therein with the following notice party:
BINGHAM MCCUTCHEN LLP
355 South Grand Avenue, Suite 4400
Los Angeles, California 90071
Attn: Sandra L. Montgomery, Esq.
Fax No. (213) 680-6499
     2. Waiver of Financial Statement Defaults. Subject to the terms of Section 8 hereof, Agent and the Lenders hereby waive enforcement of the Lender Group’s rights against Borrowers arising from the Financial Statement Defaults; provided, however, nothing herein shall be deemed a waiver with respect to any other or future failure of Borrowers to comply fully with Section 5.3 and Schedule 5.3(c) of the Credit Agreement (as amended or modified by this Amendment). This waiver shall be effective only for the specific defaults comprising the Financial Statement Defaults, and in no event shall this waiver be deemed to be a waiver of enforcement of any of the Lender Group’s rights with respect to any other Defaults or Events of Default now existing or hereafter arising. Nothing contained in this Amendment nor any communications between Borrowers and any member of the Lender Group shall be a waiver of any rights or remedies the Lender Group has or may have against Borrowers, except as specifically provided herein. Except as specifically provided herein, each member of the Lender Group hereby reserves and preserves all of its rights and remedies against Borrowers under the Credit Agreement and the other Loan Documents.
     3. Agreement to Forbear.
          (a) For the Forbearance Term (as defined below), neither Agent nor any Lender shall take any action or commence any proceedings with respect to the enforcement of any of its rights or remedies under the Loan Documents as a result of the Goldman Event of Default. The parties agree that neither the foregoing agreement by Agent and the Lenders nor the acceptance by Agent or any Lender of any of the payments provided for in the Credit Agreement or any other Loan Document, nor any payment prior to the date hereof shall, however, (i) excuse any party from any of its obligations under the Loan Documents, or (ii) toll the running of any time periods applicable to any such rights and remedies, including, without limitation, any time periods within which any Borrower may cure Defaults under the Credit Agreement or any other Loan Document or otherwise. Each Borrower agrees that it will not assert laches, waiver or any other defense to the enforcement of any of the Loan Documents based upon the foregoing agreement by Agent and the Lenders to forbear or the acceptance by Agent or any Lender of any of the payments provided for in the Financing Agreements or any payment prior to the date hereof.
          (b) As used herein, “Forbearance Term” shall mean the period commencing upon the effectiveness of this Amendment and continuing until the earliest to occur of: (i) the institution of any actions or exercising of any remedies by Goldman or Agfa with respect to any Credit Party or any of their respective assets or properties or issuance of any notice by Goldman or Agfa of its intention to do so, (ii) if Goldman shall refuse to enter into the Goldman Amendment or require that the applicable Credit Parties enter into an amendment to the Goldman Purchase Agreement that is not on terms satisfactory to Agent, or (iii) any other Default or Event of Default under any of the Loan Documents, and (iv) July 31, 2006.
     4. Termination of Agreement to Forbear. Each Borrower acknowledges and agrees that upon the termination of Lender’s agreement to forbear as provided in Section 3 hereof, Agent and the Lenders shall be entitled to exercise any or all of their remedies under the Loan Documents including, without limitation, the appointment of a receiver, the acceleration of the Obligations and the enforcement of Agent’s Liens, as a result of the Goldman Event of Default, and at any time Agent and the Lenders shall be entitled to exercise any or all of their remedies under the Loan Documents as a result of any other Default or Event of Default.
     5. Release: Covenant Not to Sue.
          (a) Each Borrower hereby absolutely and unconditionally releases and forever discharges the Lender Group, and any and all of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of Borrowers in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California (or any comparable provision of any other applicable law), which provides:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the debtor.”
Each Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
          (b) Each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Borrower pursuant to the above release. If any Borrower or any of its successors, assigns or other legal representations violates the foregoing covenant, such Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Released Party as a result of such violation.

     6. Amendment Fee. In consideration of the agreements set forth herein, Borrowers hereby agree to pay to Agent an amendment fee in the amount of $25,000 (the “Amendment Fee”), which fee is non-refundable when paid and is fully-earned as of and due and payable on the date of this Amendment.
     7. Effectiveness of this Amendment. Agent must have received the following items and/or the following items shall have been satisfied, in form and content acceptable to Agent, before this Amendment, and the waivers provided for herein are effective.
          (a) Amendment; Acknowledgements and Releases. This Amendment and the attached Acknowledgement and Release by Guarantors each fully executed in a sufficient number of counterparts for distribution to all parties.
          (b) Amendment Fee. The Amendment Fee, which may be paid as a charge to Borrowers’ Loan Account.
          (c) Representations and Warranties. The representations and warranties set forth herein and in the Credit Agreement must be true and correct.
          (d) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as required by Agent.
     8. Conditions Subsequent.
          (a) Borrowers’ failure to deliver to Agent consolidated and consolidating financial statements of Parent Guarantor and its Subsidiaries for their fiscal year ended January 29, 2006 (as audited by independent certified public accounts reasonably acceptable to Agent and certified, without any qualifications (except for the “going concern” qualification) by such accountants to have been prepared in accordance with GAAP) by June 23, 2006 shall constitute an Event of Default under the Credit Agreement.
          (b) If Borrowers shall fail, prior to the termination of the Forbearance Term, to procure the reinstatement of the Agfa Forbearance for a period satisfactory to Agent, then such event shall constitute an Event of Default under the Credit Agreement.
     9. Consent. Agent and the Lenders hereby consent to the applicable Credit Parties entering into the Goldman Amendment to the extent the Goldman Amendment (a) postpones the Goldman Payment to a date satisfactory to Agent, (b) waives all events of default arising under the Goldman Purchase Agreement as a result of the applicable Credit Parties’ failure to timely make the Goldman Payment and (c) is otherwise satisfactory to Agent in form and substance.
     10. Representations and Warranties. Each Borrower represents and warrants as follows:
          (a) Authority. Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.
          (b) Enforceability. This Amendment has been duly executed and delivered by each Borrower. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, and is in full force and effect.

          (c) Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.
          (d) Due Execution. The execution, delivery and performance of this Amendment are within the power of each Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Borrower.
          (e) No Default. After giving effect to the waiver contained in this Amendment, no event has occurred and is continuing that constitutes a Default or an Event of Default.
          (f) No Duress. This Amendment has been entered into without force or duress, of the free will of each Borrower. Each Borrower’s decision to enter into this Amendment is a fully informed decision and such Borrower is aware of all legal and other ramifications of such decision.
          (g) Counsel. Each Borrower has read and understands this Amendment, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.
     11. Choice of Law, etc. This Amendment is a Loan Document. The validity of this Amendment, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the state of New York.
     12. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or other similar method of electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
     13. Reference to and Effect on the Loan Documents.
          (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.
          (b) Except as specifically amended above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties to the Lender Group.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender Group under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
          (d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this

Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.
     14. Ratification and Reaffirmation. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof. Each Borrower hereby acknowledges that the Loan Documents and the Obligations constitute the valid and binding obligations of Borrowers enforceable against Borrowers in accordance with their respective terms, and each Borrower hereby reaffirms its obligations under the Loan Documents. Agent’s and the Lenders’ entry into this Amendment or any of the documents referenced herein, negotiations with any party with respect to any Loan Document, conduct of any analysis or investigation of any Collateral, acceptance of any payment from any Borrower or any other party of any payments made prior to the date hereof, or any other action or failure to act on the part of Agent or any Lender shall not constitute, except to the extent of the specific amendments contained in this Amendment, (a) a modification of any Loan Document, or (b) a waiver of any Default or Event of Default under any Loan Document.
     15. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
     16. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     17. Incorporation of Recitals. The recitals to this Amendment are hereby incorporated herein by this reference and represented by the Borrowers to be true and correct.
     18. Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or the Lenders to waive any of the Lender Group’s rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.
[signature pages follow]

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:	PCA LLC,
a Delaware limited liability company

	By:	/s/ [ILLEGIBLE]

	Its:	EVP & Secretary

AMERICAN STUDIOS, INC.,
a North Carolina corporation

	By:	/s/ [ILLEGIBLE]

	Its:	EVP & Secretary

PCA PHOTO CORPORATION OF CANADA, INC.,
a North Carolina corporation

	By:	/s/ [ILLEGIBLE]

	Its:	EVP & Secretary

PCA NATIONAL LLC,
a Delaware limited liability company

	By:	/s/ [ILLEGIBLE]

	Its:	EVP & Secretary

HOMETOWN THREADS LLC,
a Delaware limited liability company

By:	/s/ [ILLEGIBLE]

Its:	EVP & Secretary

PCA NATIONAL OF TEXAS L.P.,
a Texas limited partnership

By:	PCA NATIONAL LLC,
a Delaware limited liability company
Its:	General Partner

By:	/s/ [ILLEGIBLE]

Its:	EVP & Secretary

AGENT AND A LENDER:	WELLS FARGO FOOTHILL, INC.,
a California corporation

By:

Its:

HOMETOWN THREA DS LLC,
a Delaware limited liability company

By:

Its:

PCA NATIONAL OF TEXAS L.P.,
a Texas limited partnership

By:	PCA NATIONAL LLC,
a Delaware limited liability company
Its:	General Partner

By:

Its:

AGENT AND A LENDER:	WELLS FARGO FOOTHILL, INC.,
a California corporation

	By:	/s/ [ILLEGIBLE]

	Its:	Vice President

ACKNOWLEDGEMENT AND RELEASE BY GUARANTORS
     In connection with the foregoing Third Amendment to Credit Agreement, Waiver, Consent and Forbearance Agreement (the “Amendment”), each of the undersigned, being a Guarantor (as defined in the Credit Agreement referenced in the Amendment) under their respective Guaranties (as defined in the Credit Agreement referenced in the Amendment), hereby acknowledges and agrees to the Amendment and confirms and agrees that its Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in such Guaranty to the Credit Agreement (as defined in the Amendment), “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by the Amendment. Although Agent and the Lenders have informed Guarantors of the matters set forth above, and Guarantors have acknowledged the same, each Guarantor understands and agrees that neither the Lender Group nor the Bank Product Providers have any duty under the Credit Agreement, any Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.
     Each Guarantor hereby absolutely and unconditionally releases and forever discharges each Released Party (as defined in the Amendment), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date hereof, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Guarantor in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified[, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California (or any comparable provision of any other applicable law), which provides:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the debtor.”
     Each Guarantor acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Guarantor pursuant to the above release. If any Guarantor or any of its successors, assigns or other legal representations violates the foregoing covenant, such Guarantor, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Released Party as a result of such violation.

PORTRAIT CORPORATION OF AMERICA, INC.,
a Delaware corporation

By:	/s/ [ILLEGIBLE]

Its:	EVP & Secretary

PCA FINANCE CORP.,
a Delaware corporation

By:	/s/ [ILLEGIBLE]

Its:	EVP & Secretary

PHOTO CORPORATION OF AMERICA,
a North Carolina corporation

By:	/s/ [ILLEGIBLE]

Its:	EVP & Secretary